UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 20, 2010
Wyndham Worldwide Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-32876	20-0052541
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

22 Sylvan Way
Parsippany, NJ		07054
(Address of principal		(Zip Code)
executive office)
Registrant’s telephone number, including area code: (973) 753-6000
None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 20, 2010, Wyndham Worldwide Corporation (“Wyndham Worldwide”) issued $250 million aggregate principal amount of 5.75% notes due 2018 (the “Notes”) pursuant to its effective shelf registration statement on Form S-3 (File No. 333-155676), as filed with the Securities and Exchange Commission on November 25, 2008 (the “Registration Statement”). The terms of the Notes are governed by an indenture, dated November 20, 2008 between Wyndham Worldwide and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented and amended by the fourth supplemental indenture thereto, dated September 20, 2010, (the “Fourth Supplemental Indenture,” together with the Base Indenture, the “Indenture”).
     The Notes bear interest at a rate of 5.75% per year payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2011. The Notes are redeemable at any time prior to maturity at a redemption price equal to the sum of the principal being redeemed, accrued and unpaid interest and a “make-whole” premium specified in the Notes. If Wyndham Worldwide experiences a Change of Control Triggering Event (as defined in the Indenture), Wyndham Worldwide is required to offer to repurchase the Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.
     The Indenture contains customary provisions for events of default including for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the Indenture or the Notes and failure to cure or obtain a waiver of such default upon notice, a default under other debt of Wyndham Worldwide or certain of its subsidiaries such that at least $50 million aggregate principal amount of indebtedness is accelerated which acceleration has not been rescinded or annulled within 30 days of notice, and events of bankruptcy, insolvency or reorganization affecting Wyndham Worldwide and certain of its subsidiaries. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated. The Indenture also contains covenants limiting the ability of Wyndham Worldwide to incur debt secured by liens and to enter into sale and lease back transitions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 with respect to Wyndham Worldwide’s issuance of the Notes is incorporated by reference herein.
Item 8.01. Other Events.
     On September 15, 2010, Wyndham Worldwide entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several underwriters named therein, with respect to the issuance and sale of the Notes.
     On September 15, 2010, Wyndham Worldwide issued a press release to announce the issuance of the Notes.
     The description of the Underwriting Agreement, the Notes and the Indenture in this report are summaries and are qualified in their entirety by reference to the Underwriting Agreement, the Indenture and the form of the Note included therein. The Base Indenture was filed with the SEC as Exhibit 4.2 to the Registration Statement. The Underwriting Agreement, the Fourth Supplemental Indenture and the form of Note are filed as exhibits hereto and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 15, 2010, among Wyndham Worldwide Corporation and Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Fourth Supplemental Indenture, dated September 20, 2010, between Wyndham Worldwide Corporation and U.S. Bank National Association, as Trustee.

4.2	Form of Note (included in Exhibit 4.1).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
Date: September 23, 2010	By:	/s/ Thomas G. Conforti
Thomas G. Conforti
Chief Financial Officer

WYNDHAM WORLDWIDE CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated September 20, 2010
EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 15, 2010, among Wyndham Worldwide Corporation and Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P.Morgan Securities LLC and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Fourth Supplemental Indenture, dated September 20, 2010, between Wyndham Worldwide Corporation and U.S. Bank National Association, as Trustee.

4.2	Form of Note (included in Exhibit 4.1).